PennantPark Floating Rate Capital Ltd. Schedules Earnings Release of Its Third Fiscal Quarter 2012 Results

NEW YORK, NY -- (Marketwire - July 02, 2012) - PennantPark Floating Rate Capital Ltd. (the "Company") (NASDAQ: PFLT) announced today that it will report the results for the third fiscal quarter ended June 30, 2012 on Thursday, August 9, 2012 after the close of the financial markets.

The Company will also host a conference call at 10:00 a.m. (Eastern Time) on Friday, August 10, 2012 to discuss its quarterly financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 503-8171 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2456. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through August 24, 2012 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6044905.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.
PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:
PennantPark Floating Rate Capital Ltd.
Aviv Efrat
(212) 905-1000
www.pennantpark.com